EXHIBIT 2.01


                          AGREEMENT AND PLAN OF MERGER

                         Dated as of February 25, 2000

                                    between

                               MUSTANG.COM, INC.

                                      and

                              QUINTUS CORPORATION


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                               TABLE OF CONTENTS

                             ----------------------

                                                                           PAGE
                                                                           ----
                                   ARTICLE 1
                                   THE MERGER

SECTION 1.01.  The Merger....................................................1
SECTION 1.02.  Conversion of Shares..........................................2
SECTION 1.03.  Surrender and Payment.........................................2
SECTION 1.04.  Stock Options and Employee Stock Purchase Plan................4
SECTION 1.05.  Warrants......................................................5
SECTION 1.06.  Adjustments...................................................5
SECTION 1.07.  Fractional Shares.............................................5
SECTION 1.08.  Withholding Rights............................................6
SECTION 1.09.  Lost Certificates.............................................6
SECTION 1.10.  Dissenting Shares.............................................6

                                   ARTICLE 2
                           THE SURVIVING CORPORATION

SECTION 2.01.  Articles of Incorporation.....................................7
SECTION 2.02.  Bylaws........................................................7
SECTION 2.03.  Directors and Officers........................................7

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 3.01.  Corporate Existence and Power.................................7
SECTION 3.02.  Corporate Authorization.......................................8
SECTION 3.03.  Governmental Authorization....................................8
SECTION 3.04.  Non-Contravention.............................................8
SECTION 3.05.  Capitalization................................................9
SECTION 3.06.  Subsidiaries..................................................9
SECTION 3.07.  SEC Filings..................................................10
SECTION 3.08.  Financial Statements.........................................11
SECTION 3.09.  Disclosure Documents.........................................11
SECTION 3.10.  Absence of Certain Changes...................................11
SECTION 3.11.  No Undisclosed Material Liabilities..........................13
SECTION 3.12.  Compliance with Laws and Court Orders........................13
SECTION 3.13.  Litigation...................................................13
SECTION 3.14.  Finders' Fees................................................14
SECTION 3.15.  Opinion of Financial Advisor.................................14
SECTION 3.16.  Taxes........................................................14
SECTION 3.17.  Employee Benefit Plans.......................................15


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                                                                           PAGE
                                                                           ----
SECTION 3.18.  Environmental Matters........................................17
SECTION 3.19.  Contracts....................................................17
SECTION 3.20.  Real Property................................................18
SECTION 3.21.  Intellectual Property........................................18
SECTION 3.22.  Certain Interests............................................21
SECTION 3.23.  Products.....................................................21
SECTION 3.24.  Tax Treatment................................................22
SECTION 3.25.  Antitakeover Statutes........................................22

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 4.01.  Corporate Existence and Power................................22
SECTION 4.02.  Corporate Authorization......................................22
SECTION 4.03.  Governmental Authorization...................................22
SECTION 4.04.  Non-Contravention............................................23
SECTION 4.05.  Capitalization...............................................23
SECTION 4.06.  Subsidiaries.................................................24
SECTION 4.07.  SEC Filings..................................................24
SECTION 4.08.  Financial Statements.........................................25
SECTION 4.09.  Disclosure Documents.........................................25
SECTION 4.10.  Absence of Certain Changes...................................25
SECTION 4.11.  No Undisclosed Material Liabilities..........................26
SECTION 4.12.  Compliance with Laws and Court Orders........................26
SECTION 4.13.  Litigation...................................................27
SECTION 4.14.  Finders' Fees................................................27
SECTION 4.15.  Opinion of Financial Advisor.................................27
SECTION 4.16.  Taxes........................................................27
SECTION 4.17.  Tax Treatment................................................28
SECTION 4.18.  Laws and Authorizations......................................28
SECTION 4.19.  Intellectual Property........................................28

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

SECTION 5.01.  Conduct of the Company.......................................29
SECTION 5.02.  Stockholder Meeting; Proxy Material..........................31
SECTION 5.03.  No Solicitation..............................................31
SECTION 5.04.  Lock-Up Letters..............................................33
SECTION 5.05.  Non-Compete Agreements.......................................33


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                                                                           PAGE
                                                                           ----
                                   ARTICLE 6
                              COVENANTS OF PARENT

SECTION 6.01.  Conduct of Parent............................................33
SECTION 6.02.  Obligations of Merger Subsidiary.............................33
SECTION 6.03.  Director and Officer Liability...............................34
SECTION 6.04.  Registration Statement.......................................34
SECTION 6.05.  Stock Exchange Listing.......................................35
SECTION 6.06.  Employee Benefits............................................35
SECTION 6.07.  Broker Program...............................................35

                                   ARTICLE 7
                      COVENANTS OF PARENT AND THE COMPANY

SECTION 7.01.  Best Efforts.................................................35
SECTION 7.02.  Certain Filings..............................................35
SECTION 7.03.  Public Announcements.........................................36
SECTION 7.04.  Further Assurances...........................................36
SECTION 7.05.  Access to Information........................................36
SECTION 7.06.  Notices of Certain Events....................................36
SECTION 7.07.  Tax-free Reorganization......................................37
SECTION 7.08.  Affiliates...................................................37

                                   ARTICLE 8
                            CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to Obligations of Each Party......................37
SECTION 8.02.  Conditions to the Obligations of Parent......................38
SECTION 8.03.  Conditions to the Obligations of the Company.................39

                                   ARTICLE 9
                                  TERMINATION

SECTION 9.01.  Termination..................................................40
SECTION 9.02.  Effect of Termination........................................41

                                   ARTICLE 10
                                  DEFINITIONS

SECTION 10.01.  Definitions.................................................42


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                                                                           PAGE
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                                   ARTICLE 11
                                 MISCELLANEOUS

SECTION 11.01.  Notices.....................................................45
SECTION 11.02.  Survival of Representations and Warranties..................46
SECTION 11.03.  Amendments; No Waivers......................................46
SECTION 11.04.  Expenses....................................................47
SECTION 11.05.  Successors and Assigns......................................48
SECTION 11.06.  Governing Law...............................................48
SECTION 11.07.  Jurisdiction................................................48
SECTION 11.08.  WAIVER OF JURY TRIAL........................................48
SECTION 11.09.  Counterparts; Effectiveness.................................48
SECTION 11.10.  Entire Agreement............................................49
SECTION 11.11.  Captions....................................................49
SECTION 11.12.  Severability................................................49
SECTION 11.13.  Specific Performance........................................49

EXHIBIT A       FORM OF LOCK-UP AGREEMENT
EXHIBIT B       FORM OF NON-COMPETE AGREEMENT
EXHIBIT C       FORM OF AFFILIATES LETTER
EXHIBIT D       FORM OF TAX OPINION
EXHIBIT E       TAX REPRESENTATION LETTER
EXHIBIT F       TAX REPRESENTATION LETTER
EXHIBIT G       FORM OF TAX OPINION
EXHIBIT H       FINANCIAL STATEMENTS OF COMPANY

             The Table of Contents is not a part of this Agreement.


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                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER dated as of February 25, 2000 between MUSTANG.COM, INC., a California corporation (the "Company"), and QUINTUS CORPORATION, a Delaware corporation ("Parent").

     WHEREAS, the Board of Directors of the Company has (i) determined that the Merger (as defined below) is fair to and in the best interests of the Company's stockholders and (ii) approved the Merger in accordance with this Agreement;

     WHEREAS, the Board of Directors of Parent has approved the Merger in accordance with this Agreement; and

     WHEREAS, it is intended that the Merger be treated for Federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"),

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Company and Parent hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

     SECTION 1.01. The Merger. (a) As promptly as reasonably practicable after the date hereof, Parent shall take all necessary actions to form a wholly-owned subsidiary ("Merger Subsidiary") pursuant to and in accordance with the California Law. At the Effective Time, Merger Subsidiary shall be merged (the "Merger") with and into the Company in accordance with the California Law, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation"). The Merger is intended to qualify as a reorganization under Section 368(a) of the Code.

     (b) As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Merger Subsidiary will file an agreement of merger with the California Secretary of State and make all other filings or recordings required by California Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the agreement of merger is duly filed with the California Secretary of State (or at such later time as may be specified in the agreement of merger); provided however, that the Effective Time shall not be before April 25, 2000.


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     (c) The effect of the Merger shall be as provided in the applicable provisions of the California Law. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Subsidiary shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

     SECTION 1.02. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Subsidiary, the Company or the holders of any securities of the Company:

     (a) except as otherwise provided in Section 1.02(b), each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.793 shares of Parent Stock (together with cash in lieu of fractional shares of Parent Stock as specified below, the "Merger Consideration");

     (b) each share of Company Stock owned by Parent or any of its Subsidiaries immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

     (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     SECTION 1.03. Surrender and Payment. (a) Prior to the Effective Time, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Stock (the "Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the shares of Company Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

     (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon surrender to the Exchange Agent of a Certificate, together with a properly


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completed letter of transmittal, the Merger Consideration in respect of the
Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent after the Effective Time for all purposes only the right to receive such Merger Consideration.

     (c) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

     (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 1.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company Stock two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority) shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

     (f) Subject to Section 1.09 with respect to lost Certificates, no dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration, and no cash payment in lieu of fractional shares as provided in Section 1.07, shall be paid to the holder of any unsurrendered Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which


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such Person is entitled pursuant to Section 1.07 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender and with a payment date subsequent to surrender payable with respect to such securities.

     SECTION 1.04. Stock Options and Employee Stock Purchase Plan. (a) The terms of each outstanding option to purchase shares of Company Stock under any stock option or compensation plan or arrangement of the Company (each, a "Company Stock Option"), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Company Stock Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire the same number of shares of Parent Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Option in full immediately prior to the Effective Time, at a price per share of Parent Stock equal to (i) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Option divided by (ii) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"), provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to Company Stock Option shall be rounded to the nearest whole share, and provided further that, for any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code. Except as otherwise required under the existing terms of the Company Stock Options, such options to acquire Parent Stock will be subject to the terms and conditions of Parent's existing stock option plan.

     (b) After the date hereof, no new offering period shall commence under the Company's Employee Stock Purchase Plan (the "ESPP"). Notwithstanding the provisions of Section 1.04(a) hereof, in accordance with the terms of the ESPP, the Company shall cause each option outstanding under the ESPP immediately prior to the Effective Time to be automatically exercised immediately prior to the Effective Time. Pursuant to such action, the holder of each such option shall receive shares of Company Stock which will be converted into Parent Stock at the Effective Time in accordance with the provisions of Section 1.02(a) hereof. As of the Effective Time, the ESPP shall be terminated.

     (c) Prior to the Effective Time, the Company shall (i) use its best efforts to obtain any consents from holders of options to purchase shares of Company Stock granted under any Company Stock Option and (ii) make any amendments to


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the terms of such Company Stock Option that are necessary to give effect to the transactions contemplated by this Section 1.04.

     (d) Parent shall take such actions as are necessary for the assumption of any Company Stock Option pursuant to this Section 1.04, including the reservation, issuance and listing of Parent Stock as is necessary to effectuate the transactions contemplated by this Section 1.04. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Parent Stock subject to each Company Stock Option and, where applicable, shall use its reasonable best efforts to have such registration statement declared effective by May 15, 2000 or, if it occurs later, by the Effective Time and to maintain the effectiveness of such registration statement covering such Company Stock Option (and to maintain the current status of the prospectus contained therein) for so long as such Company Stock Option remains outstanding. With respect to those individuals, if any, who, subsequent to the Effective Time, will be subject to the reporting requirements under Section 16(a) of the 1934 Act, where applicable, Parent shall use all reasonable efforts to administer any Company Stock Option assumed pursuant to this Section 1.04 in a manner that complies with Rule 16b-3 promulgated under the 1934 Act to the extent the Company Stock Option complies with such rule prior to the Merger.

     SECTION 1.05. Warrants. The terms of each outstanding warrant to purchase shares of Company Stock (each a "Company Stock Warrant") shall be adjusted as necessary to provide that, at the Effective Time, each Company Stock Warrant outstanding immediately prior to the Effective Time shall be deemed to constitute a warrant to acquire the same number of shares of Parent Stock as the holder of such Company Stock Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock Warrant in full immediately prior to the Effective Time, at a price per share of Parent Stock equal to (i) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Warrant divided by (ii) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Warrant (each, as so adjusted, an "Adjusted Warrant"), provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to a Company Stock Warrant shall be rounded to the nearest whole share. Each Adjusted Warrant will be subject to the same terms and conditions as applicable under the relevant Company Stock Warrant immediately prior to the Effective Time.

     SECTION 1.06. Adjustments. If, during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company or Parent shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during


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such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted.

     SECTION 1.07. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash without interest determined by multiplying the closing sale price of a share of Parent Stock on the Nasdaq National Market on the trading day immediately preceding the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

     SECTION 1.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

     SECTION 1.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article.

     SECTION 1.10. Dissenting Shares. (a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have exercised and perfected appraisal rights for such shares in accordance with California Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such shares of Company Stock held by them in accordance with California Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares of Company Stock held by them in accordance with California Law shall thereupon be deemed to have been converted into and to have become


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exchangeable for, as of the Effective Time, the right to receive the Merger
Consideration, without any interest thereon, upon surrender, in the manner provided in Section 1.03, of the certificate or certificates that formerly evidenced such shares. The Company shall pay to any holders of Dissenting Shares all amounts to which such holders are entitled by exercise and perfection of their rights under California Law, and neither Parent nor any Affiliate of Parent shall make any such payment or reimburse the Company for any such payment.

     (b) The Company shall give Parent (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the California Law. The Company shall not, except with the prior consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

                                   ARTICLE 2
                           THE SURVIVING CORPORATION

     SECTION 2.01. Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     SECTION 2.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (a) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (b) the officers of the Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

                                   ARTICLE 3
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth on the Disclosure Schedule delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to Parent that:


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     SECTION 3.01. Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of the Company as currently in effect.

     SECTION 3.02. Corporate Authorization. (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby are within the Company's corporate powers and, except for the required approval of the Company's stockholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of a majority of the outstanding shares of Company Stock is the only vote of the holders of any of the Company's capital stock necessary in connection with the consummation of the Merger. This Agreement constitutes a valid and binding agreement of the Company.

     (b) At a meeting duly called and held, the Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the Company's stockholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 5.03(b)) to recommend approval and adoption of this Agreement by its stockholders.

     SECTION 3.03. Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby requires no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (a) the filing of a certificate of merger with respect to the Merger with the California Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether state or foreign and (d) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a material effect on


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the Company or materially to impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     SECTION 3.04. Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of the Company, (b) assuming compliance with the matters referred to in Section 3.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would have a material effect on the Company, (c) require any material consent or other action by any Person under, constitute a material default, or an event that, with or without notice or lapse of time or both, would constitute a material default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company or (d) result in the creation or imposition of any Lien on any material asset of the Company.

     SECTION 3.05. Capitalization. (a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Stock and 10,000,000 shares of preferred stock, no par value. As of February 24, 2000, there were outstanding
(i) no shares of preferred stock, (ii) 6,117,054 shares of Company Stock, (iii) stock options to purchase an aggregate of 848,847 shares of Company Stock pursuant to the 1994 Incentive Stock Option Plan and Nonstatutory Stock Option Plan (of which options to purchase an aggregate of 264,863 shares of Company Stock were then exercisable) and pursuant to certain agreements and arrangements with consultants and other persons associated with the Company and
(iv) warrants to purchase 674,955 shares of Company Stock pursuant to the agreements listed in Section 3.05 of the Company Disclosure Schedule. Based upon the elections made by participants in the ESPP, the maximum number of shares of Company Common Stock which may be issued under the ESPP as of the date immediately prior to the Effective Time is 54,051. All outstanding shares of capital stock of the Company have been, and all shares that may be issued pursuant to the Company's option plans and pursuant to the warrants referred to above will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable.

     (b) Except as set forth in this Section 3.05 and for changes since February 24, 2000 resulting from the exercise of employee stock options or warrants outstanding on such date, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the Company Securities.

     SECTION 3.06. Subsidiaries. (a) The Company's only Subsidiary is Mustang Software Inc. That Subsidiary does not currently conduct and has not previously conducted any business, does not have any employees (other than its directors and officers) and does not have any liabilities or obligations (other than organizational liabilities or obligations). The Company has never had any other Subsidiary.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, the Company's Subsidiary, is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of the Company or its Subsidiary convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or its Subsidiary, or other obligation of the Company or its Subsidiary to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, that Subsidiary (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiary Securities"). There are no outstanding obligations of the Company or its Subsidiary to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

     SECTION 3.07. SEC Filings. (a) The Company has delivered to Parent (i) the Company's annual reports on Form 10-K for its fiscal years ended December 31, 1998, 1997 and 1996, (ii) its quarterly reports on Form 10-Q for each of its fiscal quarters ended since December 31, 1998 (other than the quarter ended December 31, 1999), (iii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 1998, and (iv) all of its other reports, statements, schedules and registration statements filed with the SEC since January 1, 1997 (the documents referred to in this Section 3.07(a), collectively, the "Company SEC Documents").

     (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

     (c) As of its filing date, each Company SEC Document filed pursuant to the 1934 Act did not, and each such Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 3.08. Financial Statements. The audited financial statements and unaudited interim financial statements (including, in each case, any related notes or schedules) of the Company attached hereto as Exhibit H fairly present, in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the financial position of the Company and its Subsidiaries as of the Company Balance Sheet Date and their results of operations and cash flows for the period then ended.

     SECTION 3.09. Disclosure Documents. (a) The proxy or information statement of the Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company, and at the time such stockholders vote on adoption of this Agreement and at the Effective Time, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.09(a) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to the Company by Parent specifically for use therein.

     (b) None of the information provided by the Company for inclusion in the Registration Statement or any amendment or supplement thereto, at the time the Registration Statement or any amendment or supplement becomes effective and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     SECTION 3.10. Absence of Certain Changes. Since the Company Balance Sheet Date, the business of the Company has been conducted in the ordinary course consistent with past practices and, except as disclosed in the Company Disclosure Schedule, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company , or any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company;

     (c) any amendment of any material term of any outstanding security of the Company;

     (d) any incurrence, assumption or guarantee by the Company of any indebtedness for borrowed money or any entry into or amendment of any capital lease;

     (e) any creation or other incurrence by the Company of any Lien on any asset;

     (f) any making of any loan, advance or capital contributions to or investment in any Person;

     (g) any material damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company;

     (h) any transaction or commitment made, or any contract or agreement entered into, by the Company relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by the Company of any contract or other right, in either case, material to the Company, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

     (i) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of the Company, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into or amending any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Company, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of the Company, (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of the Company (other than in the case of employees who are not directors or officers, where such increases are in the ordinary course of business consistent with past practice) or (vi) any consulting agreement;

     (k) any Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered; or

     (l) any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of the Company, which employees were not subject to a collective bargaining agreement at the Company Balance Sheet Date, or any lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees.

     SECTION 3.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation, other than:

     (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof,

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date that would not be material individually or in the aggregate, and

     (c) liabilities or obligations under this Agreement or the transactions contemplated hereby.

     SECTION 3.12. Compliance with Laws and Court Orders. The Company is and, since January 1, 1998 has been in compliance with, and to the knowledge of the Company is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would be material to the Company.

     SECTION 3.13. Litigation. Except as set forth in the Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of the Company, threatened against or affecting, the Company, any present or former officer, director or employee of the Company or any Person for whom the Company may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to the Company individually or in the aggregate, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 3.14. Finders' Fees. Except for First Security Van Kasper, a copy of whose engagement agreement has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

     SECTION 3.15. Opinion of Financial Advisor. The Company has received the opinion of First Security Van Kasper, financial advisor to the Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to the Company's stockholders from a financial point of view.

     SECTION 3.16. Taxes. (a) All Tax Returns required to be filed with any Taxing Authority by, or with respect to, the Company have been timely filed in accordance with all applicable laws.

     (b) The Company has timely paid all Taxes shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Company (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Company Balance Sheet).

     (c) The Company has made provision for all Taxes payable by the Company for which no Tax Return has yet been filed.

     (d) The charges, accruals and reserves for Taxes with respect to the Company reflected on the Company Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

     (e) The federal income Tax Returns of the Company have been examined and settled with the appropriate Governmental Authority (or the applicable statutes of limitation for the assessment of such taxes have expired) for all years through 1995.

     (f) The Company has not requested any extension of time within which to file any Tax Return in respect of any taxable year which has not since been filed, and no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns has been given by or on behalf of the Company.

     (g) No federal, state, local or foreign audits, review, or other actions ("Company Audits") exist or have been initiated or threatened with regard to any Taxes or Tax Returns of or with respect to the Company, and the Company has not received any notice of such a Company Audit.

     (h) All Tax deficiencies which have been claimed or asserted with respect to the Company by any Taxing Authority have been fully paid or settled (and the amount of such settlement has been fully paid).

     (i) No claim has been made by a Taxing Authority in a jurisdiction where the Company does not file Tax Returns to the effect that Company is or may be subject to taxation by that jurisdiction.

     (j) The Company has not been a member of an affiliated, consolidated, combined or unitary group other than one of which the Company was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax asset of the Company was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax asset of any other person.

     (k) The Company is not a party to any Tax sharing agreement or to any other agreement or arrangement, as a result of which liability of Company to a Governmental Authority is determined or taken into account with reference to the activities of any other person, and the Company is not currently under any obligation to pay any amounts as a result of having been a party to such an agreement or arrangement, regardless of whether such Tax is imposed on the Company.

     (l) "Taxes" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessment or similar charges imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "Taxing Authority"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

     SECTION 3.17. Employee Benefit Plans. (a) The Company has provided Parent with a list and copies of the Employee Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and the most recent actuarial valuation report prepared in connection with any Employee Plan.

     (b) Neither the Company nor any ERISA Affiliate of the Company maintains or contributes to, or within the past six years, has maintained or contributed to, any plan or arrangement subject to Title IV of ERISA.

     (c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation. The Company has provided Parent with the most recent determination letter of the Internal Revenue Service relating to each such Employee Plan. Each Employee Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code.

     (d) The Company does not have any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required to avoid excise tax under Section 4980B of the Code. No condition exists that would prevent the Company from amending or terminating any Employee Plan providing health or medical benefits in respect of any active employee of the Company.

     (e) There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company relating to, or change in employee participation or coverage under, any Employee Plan that would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (f) There is no contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 280G or 162(m) of the Code.

     (g) There has been no failure of a group health plan (as defined in Section 5000(b)(1) of the Code) to meet the requirements of Code Section 4980B(f) with respect to a qualified beneficiary (as defined in Section 4980B(g)). The Company has not contributed to a nonconforming group health plan (as defined in Section 5000(c)) and no ERISA Affiliate of the Company has incurred a tax under Section 5000(a) that is or could become a liability of the Company.

     (h) No employee or former employee of the Company will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

     SECTION 3.18. Environmental Matters. (a) Except as set forth in the Company SEC Documents prior to the date hereof and except as could not reasonably be expected to have, individually or in the aggregate, a material effect on the Company:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or any basis therefor) is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

          (ii) the Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

     (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which the Company has knowledge in relation to the current or prior business of the Company or any property or facility now or previously owned or leased by the Company that has not been delivered to Parent at least five days prior to the date hereof.

     (c) The Company does not own, lease or operate and has not owned, leased or operated any real property, and does not conduct and has not conducted any operations, in New Jersey or Connecticut.

     (d) For purposes of this Section 3.18, the term "Company" shall include any entity that is, in whole or in part, a predecessor of the Company.

     SECTION 3.19. Contracts. (a) Section 3.19 of the Company Disclosure Schedule lists the following written contracts and agreements of the Company (such contracts and agreements being "Material Contracts"):

          (i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of $75,000;

          (ii) all customer, OEM, or "hosting" agreements and all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion and market research agreements, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company;

          (iii) all leases and subleases of real property;

          (iv) all contracts and agreements relating to indebtedness for borrowed money or capital leases other than trade indebtedness of the Company;

          (v) all contracts and agreements involving annual payments in excess of $75,000 to which the Company is a party;

          (vi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any person or in any geographic area or during any period of time;

          (vii) all contracts relating to trafficking arrangements and domain name registration and customer list agreements;

          (viii) all contracts and agreements between or among the Company and any stockholder, director or officer of the Company or any affiliate of such person; and

          (ix) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

     (b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

     SECTION 3.20. Real Property. The Company does not own and has never owned any real property.

     SECTION 3.21. Intellectual Property. (a) Section 3.21 of the Company Disclosure Schedule sets forth a true and complete list of all (i) Software and other Intellectual Property owned by the Company and material to the business of the Company ("Owned Intellectual Property") and (ii) licenses or sublicenses of Intellectual Property to the Company, and licenses or sublicenses of Intellectual Property by the Company to any third party, in each case that are material to the business of the Company and are not readily available from commercial sources ("Licensed Intellectual Property"). For purposes hereof, "Intellectual Property" means: (i) United States, international, and foreign patents, patent applications and statutory invention registrations, (ii) trademarks, service marks, trade dress, slogans, logos, domain names, and other source identifiers, including registrations and applications for registration thereof, (iii) copyrights, including registrations and applications for registration thereof and (iv) confidential and proprietary information, including trade secrets and know-how. For purposes hereof, "Software" means all material computer software developed by or on behalf of the Company, including such computer software and databases of customers and contact lists that are proprietary to the Company and the software operated by the Company on its web sites.

     (b) The use of the Owned Intellectual Property and the Licensed Intellectual Property by the Company does not conflict with or infringe in any material way upon the Intellectual Property rights of any third party, and no claim has been asserted with respect to any such alleged conflict or infringement. The Company is the exclusive owner of the entire and unencumbered right, title and interest in and to each item of Owned Intellectual Property. The Company is entitled to use all Licensed Intellectual Property in the ordinary course of business, subject only to the terms of the licenses of the Licensed Intellectual Property.

     (c) The Owned Intellectual Property and the Licensed Intellectual Property include all of the Intellectual Property and Software used in the ordinary conduct of the business of the Company, and there are no other items of Intellectual Property or Software that are material to such ordinary day-to-day conduct of such business. To the knowledge of the Company, the Owned Intellectual Property and any Intellectual Property licensed to the Company under the Licensed Intellectual Property, is subsisting, valid and enforceable, and has not been adjudged invalid or unenforceable in whole or part.

     (d) No legal proceedings have been asserted, are pending, or threatened against the Company (i) based upon or challenging or seeking to deny or restrict the use by the Company of any of the Owned Intellectual Property or Licensed Intellectual Property, (ii) alleging that any services provided by, processes used by, or products manufactured or sold by the Company infringe upon or misappropriate any Intellectual Property right of any third party, or
(iii) alleging that any Intellectual Property licensed under the Licensed Intellectual Property infringes upon any Intellectual Property right of any third party or is being licensed or sublicensed in conflict with the terms of any license or other agreement. To the knowledge of the Company, no person is engaging in any activity that infringes in any material respect upon the Owned Intellectual Property. The consummation of the transactions contemplated by this Agreement will not result in the termination or material impairment of any of the Owned Intellectual Property.

     (e) Except as set forth in Section 3.21 of the Company Disclosure Schedule, the Company has not granted any license or similar right to any third party with respect to the Owned Intellectual Property or Licensed Intellectual Property. The Company has delivered or made available to Parent correct and complete copies of all the licenses and sublicenses by the Company of the Licensed Intellectual Property. With respect to each such license and sublicense:

          (i) such license or sublicense is valid and binding and in full force and effect;

          (ii) such license or sublicense will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such license or sublicense or otherwise give the licensor or sublicensor a right to terminate such license or sublicense; and

          (iii) (A) the Company has not received any notice of termination or cancellation under such license or sublicense, (B) the Company has not received any notice of a breach or default under such license or sublicense, which breach has not been cured, and (C) the Company has not granted to any other third party any rights, adverse or otherwise, under such license or sublicense that would constitute a breach of such license or sublicense; and

          (iv) to the knowledge of the Company, the Company nor any other party to such license or sublicense is in breach or default in any material respect, and, to the Company's knowledge, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such license or sublicense.

     (f) To the knowledge of the Company, the Software is free of all viruses, worms, trojan horses and other material known contaminants, and does not contain any bugs, errors, or problems of a material nature that disrupt its operations or have a material impact on the operation of other software programs or operating systems and no rights in the Software have been transferred to any third party.

     (g) To the knowledge of the Company, the Company has the right to use all software development tools, library functions, compilers, and other third party software that is material to the business of the Company, or that is required to operate or modify the Software.

     (h) The Company has taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of their customer lists and customer information, trade secrets and other confidential Intellectual Property.

     SECTION 3.22. Certain Interests. (a) Except as disclosed in the Company SEC Documents or otherwise in this Agreement, to the knowledge of the Company, none of the shareholders of the Company or their affiliates or any officer or director of the Company and no immediate relative or spouse (or immediate relative of such spouse) who resides with, or is a dependent of, any such officer or director:

          (i) has any material direct or indirect financial interest in any significant competitor, supplier or customer of the Company, provided, however, that the ownership of securities representing no more than 2% of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" as long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

          (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any material tangible or intangible property which the Company uses or has used in the conduct of its business or otherwise (except for any such ownership or interest resulting from the ownership of securities in a public company); or

          (iii) except as set forth in Section 3.22(a) of the Company Disclosure Schedule, has outstanding any indebtedness to the Company.

     (b) Except as set forth in Section 3.22(b) of the Company Disclosure Schedule, except for the payment of employee compensation in the ordinary course of business, the Company does not have any liability or any other obligation of any nature whatsoever to any shareholder of the Company or any affiliate thereof or to any officer or director of the Company or, to the knowledge of the Company, to any immediate relative or spouse (or immediate relative of such spouse) of any such officer or director.

     SECTION 3.23. Products. Each of the software and other products that are currently being produced or sold by the Company (or that have been produced or sold by the Company in the past) (i) is in material compliance with all applicable laws and regulations, (ii) conforms in all material respects to the descriptions, design specifications, warranties and affirmations of fact made in connection with its sale and (iii) is fit for the purposes for which it is designed and is free of any material design defect, flaw or inadequacy. The Company has not been advised by its customers of any material design defect, flaw or inadequacy with respect to its products.

     SECTION 3.24. Tax Treatment. Neither the Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code (a "368(a) Reorganization").

     SECTION 3.25. Antitakeover Statutes. No "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under

U.S. state or federal laws apply to this Agreement or any of the transactions contemplated hereby.

                                   ARTICLE 4
                    REPRESENTATIONS AND WARRANTIES OF PARENT

     Except as set forth on the Disclosure Schedule delivered by Parent to the Company (the "Parent Disclosure Schedule"), Parent hereby represents and warrants to the Company that:

     SECTION 4.01. Corporate Existence and Power. The Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect.

     SECTION 4.02. Corporate Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent.

     SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign and (d) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of the Parent to consummate the transactions contemplated by this Agreement.

     SECTION 4.04. Non-Contravention. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of the Parent, (b) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any law, statute, ordinance, rule, regulation, judgment, injunction, order or decree that would have a material effect on the Parent, (c) require any material consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any material asset of the Parent or any of its Subsidiaries referred to in clauses (e) and (f) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     SECTION 4.05. Capitalization. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Parent Stock and 10,000,000 shares of preferred stock, par value $0.001 per share. As of February 22, 2000, there were outstanding (i) no shares of preferred stock, (ii) 33,447,962 shares of Parent Stock, (iii) employee stock options to purchase an aggregate of 3,689,846 shares of Parent Stock pursuant to the 1999 Stock Incentive Plan, the 1999 Stock Plan, the Employee Stock Purchase Plan and the 1999 Director Option Plan, (of which options to purchase an aggregate of 3,370,869 shares of Parent Stock were then exercisable) (iv) no shares of convertible preferred stock, (v) no shares of redeemable convertible preferred stock and (vi) warrants to purchase 762,622 shares of Parent Stock. All of the Parent Stock to be issued pursuant to the Merger will be duly authorized and validly issued.

     (b) Except as set forth in this Section 4.05, as of February 22, 2000 there are no outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or
(iii) above.

     (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

     SECTION 4.06. Subsidiaries. (a) Each Subsidiary of Parent is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Each Subsidiary of Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

     (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of Parent, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). As of the date hereof, there are no outstanding (i) securities of Parent or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any of its Subsidiaries or (ii) options or other rights to acquire from Parent or any of its Subsidiaries, or other obligation of Parent or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of Parent. As of the date hereof, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clauses (i) or (ii) above.

     SECTION 4.07. SEC Filings. Parent has delivered to the Company its Form S-1 (Registration No. 333-86919) filed with the SEC on November 15, 1999 (the "Parent Form S-1") and its Form 10-Q for the fiscal quarter ended December 31, 1999 (the "Parent Form 10-Q"). The Parent Form S-1, as of the date such registration statement or any amendment became effective, and the Parent Form 10-Q, as of the date of filing with the SEC (together, the "Parent SEC Documents"), did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     SECTION 4.09. Disclosure Documents. (a) None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time the stockholders vote on adoption of this Agreement and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Registration Statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto, when filed, will comply as to form in all material respects with the requirements of the 1933 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, the Registration Statement, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 4.09 will not apply to statements or omissions in the Registration Statement or any amendment or supplement thereto based upon information furnished to Parent or Merger Subsidiary by the Company specifically for use therein.

     SECTION 4.10. Absence of Certain Changes. Since Parent Balance Sheet Date, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and, except as disclosed in this Section 4.10, there has not been:

     (a) any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

     (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent other than Parent's normal quarterly dividend, or any repurchase, redemption or other acquisition by Parent or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Parent or any of its Subsidiaries;

     (c) any change in any method of accounting, method of tax accounting, or accounting practice by Parent or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

     (d) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Parent or any of its Subsidiaries which would, individually or in the aggregate, have a Material Adverse Effect on Parent; and

     (e) any material labor dispute, other than routine individual grievances, or, to the knowledge of Parent, any activity or proceeding by a labor union or representative thereof to organize any employees of Parent or any of its Subsidiaries, which employees were not subject to a collective bargaining agreement at the Parent Balance Sheet Date, or any material lockouts, strikes, slowdowns, work stoppages or threats thereof by or with respect to such employees other than any such events that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.11. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of Parent, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability, other than:

     (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent SEC Documents;

     (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Parent Balance Sheet Date that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent; and

     (c) liabilities or obligations under this Agreement or the transactions contemplated hereby.

     SECTION 4.12. Compliance with Laws and Court Orders. Parent and each of its Subsidiaries is and, since January 1, 1998 has been in compliance with, and to the knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given notice of any violation of, any applicable law, rule, regulation, judgment, injunction, order or decree that would be material to the Parent.

     SECTION 4.13. Litigation. Except as set forth in the Parent SEC Documents, there is no action, suit, investigation or proceeding (or any basis therefor) pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any present or former officer, director or employee of Parent or any of its Subsidiaries or any other Person for whom Parent or any Subsidiary may be liable or any of their respective properties before any court or arbitrator or any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to be material to the Parent individually or in the aggregate, that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

     SECTION 4.14. Finders' Fees. Except for First Albany Corporation, whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

     SECTION 4.15. Opinion of Financial Advisor. Parent has received the opinion of First Albany Corporation, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Parent's stockholders from a financial point of view.

     SECTION 4.16. Taxes. (a) All Tax Returns required to be filed with any Taxing Authority by, or with respect to, Parent and its Subsidiaries have been filed in accordance with all applicable laws.

     (b) Parent and each of its Subsidiaries has timely paid all Taxes shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, the Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities and the status of Parent and each of its Subsidiaries (other than Taxes which are being contested in good faith and for which adequate reserves are reflected on the Parent Balance Sheet).

     (c) Parent and its Subsidiaries have made provision for all Taxes payable by Parent and its Subsidiaries for which no Tax Return has yet been filed.

     (d) The charges, accruals and reserves for Taxes with respect to Parent and its Subsidiaries reflected on the Parent Balance Sheet are adequate under GAAP to cover the Tax liabilities accruing through the date thereof.

     (e) The federal income Tax Returns of Parent and its Subsidiaries have been examined and settled with the appropriate Governmental Authority (or the applicable statutes of limitation for the assessment of such taxes have expired) for all years through fiscal 1999.

     (f) No federal, state, local or foreign audits, reviews or other actions ("Parent Audits") exist or have been initiated or threatened with regard to any Taxes or Tax Returns of or with respect to Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has received any notice of such a Parent Audit.

     (g) No claim has been made by a Taxing Authority in a jurisdiction where either Parent or its Subsidiaries does not file Tax Returns to the effect that Parent or its Subsidiaries is or may be subject to taxation by that jurisdiction.

     (h) Neither Parent nor any of its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than one of which Parent was the common parent, or made any election or participated in any arrangement whereby any Tax liability or any Tax asset of Parent or any of its Subsidiaries was determined or taken into account for Tax purposes with reference to or in conjunction with any Tax liability or any Tax asset of any other person.

     SECTION 4.17. Tax Treatment. Neither Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368(a) Reorganization.

     SECTION 4.18. Laws and Authorizations. (a) Neither Parent nor any of its Subsidiaries has violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Parent Environmental Laws") or any provisions of ERISA, or the rules and regulations promulgated thereunder, except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) There are no costs or liabilities associated with Parent Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Parent Environmental Laws, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on Parent.

     SECTION 4.19. Intellectual Property. Except as described in the Parent SEC Documents, Parent and its Subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names ("Parent Intellectual Property") currently employed by them in connection with the business now operated by them except where the failure to own or possess or otherwise be able to acquire such Parent Intellectual Property would not, singly or in the aggregate, have a Material Adverse Effect on Parent.

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

     The Company agrees that:

     SECTION 5.01. Conduct of the Company. Effective Time, the Company and its Subsidiary shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time the Company will not:

     (a) adopt or propose any change to its articles of incorporation or bylaws;

     (b) adopt or implement any stockholder rights plan;

     (c) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (except bank loans) or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance and sale by the Company of Company Stock pursuant to Company Stock Options and warrants issued and outstanding as of the date hereof and except that, with the prior written consent of Parent, the Company may issue options to employees hired after the date hereof (other than directors and officers);

     (d) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, make any other actual, constructive or deemed distribution in respect of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities;

     (e) except as otherwise permitted by this Agreement, adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or its Subsidiary (other than the Merger);

     (f) (i) incur or assume any long-term or short-term debt or enter into or amend capital leases; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) make any loans, advances or capital contributions to, or investments in, any other Person; (iv) pledge or otherwise encumber shares of capital stock of the Company or its Subsidiary; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than tax Liens for taxes not yet due);

     (g) except as may be required by law, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock appreciation rights or performance units);

     (h) except as otherwise permitted by this Agreement, acquire, sell, lease or dispose of any assets in any single transaction or series of related transactions (other than in the ordinary course of business);

     (i) hire any new employees without the prior written consent of Parent;

     (j) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (k) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than as required under GAAP in the ordinary course of business;

     (l) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership, or other business organization or division thereof or any equity interest therein; (ii) enter into any contract or agreement that would be required to be disclosed pursuant to Section 3.19, which cannot be terminated without twelve months notice, or that would otherwise be material to the Company; or (iii) authorize any new capital expenditure or expenditures which, in the aggregate, are in excess of $150,000;

     (m) make any tax election or settle or compromise any income tax liability material to the Company and its Subsidiary;

     (n) settle or compromise any pending or threatened suit, action or claim;

     (o) the Company will not, and will not permit its Subsidiary to, sell, lease, license or otherwise dispose of any assets, securities or property except (i) pursuant to existing contracts or commitments and (ii) in the ordinary course consistent with past practice;

     (p) the Company will not, and will not permit its Subsidiary to, (i) take any action that would make any representation and warranty of the Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

     (q) the Company will not, and will not permit its Subsidiary to, agree or commit to do any of the foregoing.

     SECTION 5.02. Stockholder Meeting; Proxy Material. The Company shall cause a meeting of its stockholders (the "Company Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 5.03(b), the Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's stockholders. In connection with such meeting, the Company will (a) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (b) use its reasonable best efforts to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby and (c) otherwise comply with all legal requirements applicable to such meeting.

     SECTION 5.03. No Solicitation. (a) Neither the Company nor any of its Subsidiaries shall, nor shall the Company or any of its Subsidiaries authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to facilitate or encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, facilitate or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries.

     (b) Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith, on the basis of written advice from Kirkpatrick & Lockhart LLP, outside legal counsel to the Company, that it must take such action to comply with its fiduciary duties under applicable law, the Board of Directors of the Company, may (i) engage in negotiations or discussions with any Third Party that has made an Acquisition Proposal (without prior solicitation by or negotiation with the Company) which the Board of Directors reasonably determines to be a Superior Proposal, (ii) furnish to such Third Party nonpublic information relating to the Company or any of its Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement dated as of January 28, 2000 between the Company and Parent (the "Confidentiality Agreement"), (iii) following receipt of such Superior Proposal, take and disclose to its stockholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise make disclosure to them or (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its stockholders referred to in Section 5.02 hereof.

     (c) The Board of Directors of the Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and the Company shall continue to advise Parent after taking such action. In addition, the Company shall notify Parent promptly (but in no event later than 36 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. The Company shall keep Parent reasonably informed of the status and details of any such Acquisition Proposal, indication or request. The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its commercially reasonable efforts to cause any such Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

     "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for at least a majority of the outstanding shares of Company Stock on terms that the Board of Directors of the Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, are more favorable and provide greater value to all the Company's stockholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of the Company.

     SECTION 5.04. Lock-Up Letters. Prior to the Effective Time, the Company will obtain and deliver from each of James Harrer, Donald Leonard, Christopher Rechtsteiner, C. Scott Hunter, Dan Cooper and Lynn Wright a lock- up agreement, substantially in the form of Exhibit A hereto, whereby each agrees not to offer to sell, grant any option for the sale of, or otherwise dispose of any Parent Stock prior to May 15, 2000.

     SECTION 5.05. Non-Compete Agreements. On or prior to the Effective Time, the Company shall use its best efforts to obtain from James Harrer and C. Scott Hunter a non-compete agreement, substantially in the form of Exhibit B hereto.

                                   ARTICLE 6
                              COVENANTS OF PARENT

     Parent agrees that:

     SECTION 6.01. Conduct of Parent. Parent agrees that, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their reasonable best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

     (a) Parent will not adopt or propose any change in its articles of incorporation or bylaws;

     (b) except as may be required as a result of a change in law or in GAAP, change any of the accounting principles or practices used by it;

     (c) Parent will not, and will not permit any of its Subsidiaries to, take any action that would make any representation and warranty of Parent hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time.

     SECTION 6.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

     SECTION 6.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

     (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Delaware Law or any other applicable laws or provided under the Company's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

     (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by the Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 6.03(b), the Surviving Corporation shall not be obligated to pay premiums in excess of 150% of the amount per annum the Company paid in its last full fiscal year, which amount the Company has disclosed to Parent prior to the date hereof; provided further, that Parent shall be obligated to provide such coverage as may be obtained for such amount.

     (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.03.

     (d) The rights of each Indemnified Person under this Section 6.03 shall be in addition to any rights such Person may have under the article of incorporation or bylaws of the Company or any of its Subsidiaries, or under

California Law or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

     SECTION 6.04. Registration Statement. Parent shall promptly prepare and file with the SEC under the 1933 Act the Registration Statement and shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger.

     SECTION 6.05. Stock Exchange Listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market.

     SECTION 6.06. Employee Benefits. For one year following the Effective Time, the employees of the Company will be provided compensation and benefits (other than stock based compensation) that are, in the reasonable judgment of Parent, substantially comparable in the aggregate to those provided by the Company to its employees as of the date hereof. After the Effective Time, Parent shall recognize service with the Company and its subsidiaries as service for vesting and service credit purposes under any employee benefit plan or arrangement maintained by Parent. Nothing in this Section shall obligate Parent, the Company or any of their respective Subsidiaries to continue the employment of any person for any period.

     SECTION 6.07. Broker Program. Parent shall use its reasonable best efforts to establish, effective on and after May 15, 2000, a customary broker program to permit exercises of Adjusted Options on a "cashless" basis and to permit resales of Parent Stock obtained on such exercise, with the cost of such exercises and resales to be borne by the participants.

                                   ARTICLE 7
                      COVENANTS OF PARENT AND THE COMPANY

     The parties hereto agree that:

     SECTION 7.01. Best Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement by May 15, 2000. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

     SECTION 7.02. Certain Filings. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Proxy Statement and the Registration Statement, (b) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and
(c) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

     SECTION 7.03. Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with the Nasdaq Stock Market, will not issue any such press release or make any such public statement prior to such consultation.

     SECTION 7.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     SECTION 7.05. Access to Information. From the date hereof until the Effective Time and subject to applicable law and the Confidentiality Agreement, the Company and Parent shall (a) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (b) furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (c) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. Unless otherwise required by law, each of Company and Parent will hold, and will cause its respective officers, employees, counsel, financial advisors, auditors and other authorized representatives to hold, any nonpublic information obtained in any such investigation in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder.

     SECTION 7.06. Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:

     (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

     (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to
Section 3.11, 3.12, 3.13, 3.16, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 4.11, 4.12,
4.13, or 4.16, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

     SECTION 7.07. Tax-free Reorganization. (a) Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a 368(a) Reorganization, and will not take any action, or fail to take any action, reasonably likely to cause the Merger not so to qualify. Parent shall not take, or cause the Company to take, any action after the Effective Time reasonably likely to cause the Merger not to qualify as a 368(a) Reorganization.

     (b) Each party shall use its reasonable best efforts to obtain the opinions referred to in Sections 8.02(f) and 8.03(b).

     SECTION 7.08. Affiliates. Within 30 days following the date of this Agreement, the Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of the Company under Rule 145 of the 1933 Act. The Company shall use its reasonable efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, prior to the Effective Time, substantially in the form of Exhibit C hereto.

                                   ARTICLE 8
                            CONDITIONS TO THE MERGER

     SECTION 8.01. Conditions to Obligations of Each Party. The obligations of the Company and Parent to consummate the Merger are subject to the satisfaction of the following conditions:

     (a) this Agreement shall have been approved and adopted by the stockholders of the Company in accordance with California Law;

     (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

     (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

     (d) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

     (e) the shares of Parent Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market; and

     (f) all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the Merger shall have been taken, made or obtained.

     SECTION 8.02. Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and (iii) Parent shall have received a certificate signed by the chief executive officer of the Company to the foregoing effect;

     (b) no court, arbitrator or governmental body, agency or official, domestic or foreign, shall have issued any order, and there shall not be any statute, rule or regulation, restraining or prohibiting the consummation of the Merger or the effective operation of the business of Parent and its Subsidiaries or the Company and its Subsidiaries after the Effective Time;

     (c) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that would reasonably be expected to result in such action or proceeding) by any government or governmental authority or agency, domestic, foreign or supranational, or by any other Person, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger, (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole or (iii) that otherwise, in the judgment of Parent, is likely to have a Material Adverse Effect on the Company or Parent;

     (d) there shall not have been any action taken, or any statute, rule, regulation, injunction, order or decree proposed, enacted, enforced, promulgated, issued or deemed applicable to the Merger, by any court, government or governmental authority or agency, domestic, foreign or supranational, other than the application of the waiting period provisions of the HSR Act to the Merger, that, in the judgment of Parent, is likely, directly or indirectly, to result in any of the consequences referred to in clauses (i) through (iii) of paragraph (c) above;

     (e) Dissenting Shares shall not exceed 5% of the Company Stock outstanding immediately prior to the Effective Time;

     (f) Parent shall have received an opinion of Davis Polk & Wardwell substantially in the form of Exhibit D hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibits E and F hereto; and

     (g) the Company shall have delivered a comfort letter on the effective date of the Registration Statement, and a bring-down comfort letter immediately prior to the Effective Time, in form and substance satisfactory to Parent, from its independent public accountants, with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement; provided, however, that Parent, shall, as a condition precedent to receiving such comfort letter, furnish the Company's independent public accountants with such information and representations as reasonably necessary for such independent public accountants to render the comfort letter to Parent.

     SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

     (a) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time and the Company shall have received a certificate signed by the chief executive officer of Parent to the foregoing effect; and

     (b) the Company shall have received an opinion of Kirkpatrick & Lockhart LLP substantially in the form of Exhibit G hereto, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provisions of
Section 368(a) of the Code and that each of Parent, Merger Subsidiary and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon representations of officers of Parent and the Company substantially in the form of Exhibit E and F hereto.

                                   ARTICLE 9
                                  TERMINATION

     SECTION 9.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

     (a) by mutual written agreement of the Company and Parent;

     (b) by either the Company or Parent, if:

          (i) the Merger has not been consummated on or before June 30, 2000, provided that the right to terminate this Agreement pursuant to this
     Section 9.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable; or

          (iii) this Agreement shall not have been approved and adopted in accordance with California Law by the Company's stockholders at the Company Stockholder Meeting (or any adjournment thereof).

     (c) by Parent, if the Board of Directors of the Company shall have failed to make or withdraw, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholder Meeting in accordance with Section 5.02.

     (d) by Parent, if (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 8.02(a) not to be satisfied, and either such condition is incapable of being satisfied by June 30, 2000 or the Company has failed to cure such breach within 20 business days after notice by Parent thereon or (ii) the Company shall have willfully and materially breached its obligations under Sections 5.02 or 5.03; or

     (e) by the Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Parent set forth in this Agreement shall have occurred that would cause the condition set forth in

Section 8.03(a) not to be satisfied, and such condition is incapable of being satisfied by June 30, 2000 or Parent has failed to cure such breach within 20 Business Days after notice by the Company thereof.

The party desiring to terminate this Agreement pursuant to this Section 9.01 (other than pursuant to Section 9.01(a)) shall give notice of such termination to the other party.

     SECTION 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, if such termination shall result from the willful (a) failure of either party to fulfill a condition to the performance of the obligations of the other party or (b) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of Section 7.03 and Article 11 shall survive any termination hereof pursuant to Section 9.01.

                                   ARTICLE 10
                                  DEFINITIONS

     SECTION 10.01. Definitions. (a) The following terms, as used herein, have the following meanings:

     "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (a) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of the Company or over 20% of any class of equity or voting securities of the Company, (b) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of the Company, (c) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company, or
(d) any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or that could reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

     "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in Los Angeles or San Francisco, California or New York, New York are authorized or required by law to close.

     "California Law" means the California General Corporation Law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company Balance Sheet" means the balance sheet of the Company as of December 31, 1999 and the footnotes thereto, included in Exhibit H hereto.

     "Company Balance Sheet Date" means December 31, 1999.

     "Company Stock" means the common stock, no par value, of the Company.

     "Delaware Law" means the General Corporation Law of the State of Delaware.

     "Employee Plan" means (a) any "employee benefit plan", as defined in
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by the Company or any of its Affiliates and (iii) covers any employee or former employee of the Company or any Subsidiary and (b) any employment, severance or similar contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) that (i) is entered into, maintained, administered or contributed to, as the case may be, by the Company or any of its Affiliates and (ii) covers any employee or former employee of the Company or any Subsidiary.

     "Environmental Laws" means any federal, state, local or foreign law (including, without limitation, common law), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority or other third party, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

     "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of the Company or any Subsidiary as currently conducted.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

     "Governmental Authority" means any United States federal, state, local, foreign or other governmental, administrative or regulatory authority, body, agency, court, tribunal or similar entity.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

     "Material Adverse Effect" means, with respect to any Person, any change or effect that has had or is likely to have, individually or in the aggregate with other changes or effects, a material adverse effect on the condition (financial or otherwise), business, technology, assets or results of operations of such Person and its Subsidiaries, taken as a whole.

     "1933 Act" means the Securities Act of 1933.

     "1934 Act" means the Securities Exchange Act of 1934.

     "Parent Balance Sheet" means the consolidated balance sheet of Parent as of December 31, 1999 and the footnotes thereto set forth in the Parent Form 10-Q.

     "Parent Balance Sheet Date" means December 31, 1999.

     "Parent Stock" means the common stock, $0.001 par value, of Parent.

     "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "SEC" means the Securities and Exchange Commission.

     "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

     "Third Party" means any Person as defined in Section 13(d) of the 1934 Act, other than Parent or any of its Affiliates.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

     (b) Each of the following terms is defined in the Section set forth opposite such term:

         Term                                        Section
         ----                                        -------
         Adjusted Option.............................  1.04
         Certificates................................  1.03
         Company Proxy Statement.....................  3.09
         Company SEC Documents.......................  3.07
         Company Securities..........................  3.05
         Company Stockholder Meeting.................  5.02
         Company Stock Option........................  1.04
         Company Subsidiary Securities...............  3.06
         Confidentiality Agreement...................  5.03
         Effective Time..............................  1.01
         Exchange Agent..............................  1.03
         GAAP........................................  3.08
         Indemnified Person..........................  6.03
         Merger......................................  1.01
         Merger Consideration........................  1.02
         Parent Form S-1.............................  4.07
         Payment Event............................... 11.04
         Registration Statement......................  4.09
         Superior Proposal...........................  5.03
         Surviving Corporation.......................  1.01
         Tax Return..................................  3.16
         Taxes.......................................  3.16

         Term                                        Section
         ----                                        -------
         Taxing Authority............................  3.16
         368(a) Reorganization.......................  3.24


                                   ARTICLE 11
                                 MISCELLANEOUS

     SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

     if to Parent or Merger Subsidiary, to:

          Quintus Corporation
          47212 Mission Falls Court
          Fremont, CA 94539
          Attention: Susan Salvesen
          Fax: (510) 624-2895

          with a copy to:

          Davis Polk & Wardwell
          1600 El Camino Real
          Menlo Park, CA 94025
          Attention:  David W. Ferguson
          Fax: (650) 752-2111

          if to the Company, to:

          Mustang.com, Inc.
          6200 Lake Ming Road
          Bakersfield, CA 93306
          Attention: James A. Harrer
          Fax: (661) 873-2457

          with a copy to:

          Kirkpatrick & Lockhart LLP
          9100 Wilshire Boulevard
          Beverly Hills, CA 90212
          Attention: Mark A. Klein
          Fax: (310) 274-8357
or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

     SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements set forth in Sections 1.04(d), 6.03, 6.06, 6.07, 8.02, 11.04, 11.06, 11.07 and
11.08.

     SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the stockholders of the Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of the Company.

     (b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

     (b) If a Payment Event (as hereinafter defined) occurs, the Company shall
(i) pay Parent (by wire transfer of immediately available funds), a fee of $5,000,000 (the "Breakup Fee") and (ii) reimburse Parent and its Affiliates (by wire transfer of immediately available funds) for 100% of their documented out-of-pocket fees and expenses (including reasonable fees and expenses of their counsel) up to $2,500,000 actually incurred by any of them in connection with this Agreement and the transactions contemplated hereby (the "Expense Reimbursement"). The Breakup Fee shall be payable simultaneously with the occurrence of a Payment Event (if a Payment Event specified in clause (a) below occurs) or, within two Business Days following such Payment Event (if a Payment

Event specified in clauses (b) or (c) below occur). The Expense Reimbursement shall be payable within two Business Days following a Payment Event.

     "Payment Event" means (a) the termination of this Agreement pursuant to
Section 9.01(d)(ii), or (b) if the Board of Directors of the Company shall have failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Stockholder Meeting in accordance with Section 5.02, or (c) the occurrence of any of the following events within 12 months of the termination of this Agreement pursuant to Sections 9.01(b)(i) or (b)(iii): (i) the Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party; (ii) a Third Party, directly or indirectly, acquires more than 50% of the total assets of the Company and its Subsidiaries, taken as a whole; (iii) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Company Stock; or (iv) the Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Company Stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of the Company and its Subsidiaries, taken as a whole.

     (c) The fees of the Company's counsel, accountants, and any of its representatives in connection with this Agreement and the transactions contemplated hereby shall not, without the express written consent of Parent (which consent shall not be unreasonably withheld), exceed $1,000,000.

     (d) The Company acknowledges that the agreements contained in this Section
11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if the Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount.

     SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their Affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

     SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

     SECTION 11.07. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal court located in the State of California or any California state court, and each of the parties hereby consents to the non-exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.

     SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.09. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto. Except as provided in Section 7.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

     SECTION 11.10. Entire Agreement. This Agreement and the Confidentiality Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

     SECTION 11.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     SECTION 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

     SECTION 11.13. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of California or any California state court, in addition to any other remedy to which they are entitled at law or in equity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    MUSTANG.COM, INC.



                                    By: /S/ James A. Harrer
                                       ----------------------------
                                       Name:  James A. Harrer
                                       Title: President and Chief Executive
                                              Officer


                                    QUINTUS CORPORATION



                                    By: /s/ Alan K. Anderson
                                       ----------------------------
                                       Name:  Alan K. Anderson
                                       Title: Chairman and Chief Executive
                                              Officer

                                                                      EXHIBIT A

                           FORM OF LOCK-UP AGREEMENT

QUINTUS CORPORATION
47212 Mission Falls Court
Fremont, CA 94539

Ladies and Gentlemen:

     Pursuant to the terms of an Agreement and Plan of Merger dated as of February 25, 2000 (the "Agreement") between QUINTUS CORPORATION, a Delaware corporation ("Parent") and MUSTANG.COM, INC., a California corporation (the "Company"), the undersigned will receive shares of common stock, $0.001 par value per share, of Parent (the "Shares"), in exchange for shares of common stock of the Company owned by the undersigned.

     In order to induce Parent to enter into the Agreement, the undersigned hereby agrees as follows:

     1. Prior to May 15, 2000, the undersigned will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Shares (regardless of whether any of the transactions described in clause (i) or (ii) is to be settled by the delivery of Shares, or such other securities, in cash or otherwise).

     2. The undersigned acknowledges that the Parent may impose stock transfer restrictions on the Shares to enforce the provisions of this Agreement.

                                               Very truly yours,


                                               By:________________________
                                                  Name:
                                                  Title:
AGREED TO:
QUINTUS CORPORATION

By:_______________________
   Name:
   Title:

                                                                      EXHIBIT B

                         FORM OF NON-COMPETE AGREEMENT

     This Agreement is dated as of o, 2000, and is between [James Harrer] [C. Scott Hunter] (the "Stockholder") and QUINTUS CORPORATION, a Delaware corporation ("Quintus Corporation").

     A. The Stockholder is a stockholder of MUSTANG.COM, INC., a California corporation (the "Company").

     B. The Stockholder is the [Chief Executive Officer] [Vice President] of the Company.

     C. Mustang.com, Inc. is a provider of electronic customer relationship management solutions that enables companies to manage customer interactions, such as customer orders, inquiries and service requests (such activities being referred to herein as the "Business Activities").

     D. Quintus Corporation proposes to purchase from the Stockholder and the other stockholders of the Company under an Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement"), all of the issued and outstanding shares of capital stock of the Company.

     E. In light of the Stockholder's ownership of outstanding shares of capital stock of the Company, his position with the Company and his contributions in the past to the growth and development of the Company and its affiliates, one of the conditions to the consummation by Quintus Corporation of the transactions contemplated by the Merger Agreement is that the Stockholder enter into this Agreement for the purpose of preserving for Quintus Corporation's benefit the goodwill, proprietary rights and going concern value of the Company and its affiliates, and to protect Quintus Corporation's and the Company's business opportunities. Quintus Corporation considers this Agreement integral to the transactions contemplated by the Merger Agreement, and would not consummate such transactions without the Stockholder's execution of this Agreement.

     NOW, THEREFORE, for the purposes of inducing Quintus Corporation to consummate the transactions contemplated in the Merger Agreement and to preserve the goodwill, proprietary rights and going concern value of the Company, and to protect Quintus Corporation's and the Company's business opportunities, the parties agree as follows:

     1. The Stockholder acknowledges that the trade secrets, private or secret processes as they exist from time to time, and confidential information concerning products, developments, manufacturing techniques, new product plans, equipment, inventions, discoveries, patent applications, ideas, designs, engineering drawings, sketches, renderings, other drawings, manufacturing and test data, computer programs, progress reports, materials, costs, specifications, processes, methods, research, procurement and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning customers or suppliers of the Company and its affiliates, as well as information relating to the management, operation or planning of the Company and its affiliates (the "Proprietary Information") are valuable, special and unique assets of the Company and its affiliates, access to and knowledge of which have been gained by virtue of the Stockholder's position and involvement with the Company. In light of the highly competitive nature of the industries in which the Company and its affiliates conduct their businesses, the Stockholder agrees that all Proprietary Information shall be considered confidential. In recognition of this fact, the Stockholder agrees that he will not, during and after the term of this Agreement, disclose any of such Proprietary Information to any person or entity for any reason or purpose whatsoever, and he will not make use of any Proprietary Information for his own purposes or for the benefit of any person or entity (except the Company and its affiliates) under any circumstances.

     This Section 1 does not apply to any invention that qualifies fully under the provisions of California Labor Code Section 2870, which is restated on attached Appendix A. I will disclose anything I believe is excluded by Section 2870 so that the Company can make an independent assessment.

     2. In order further to protect the confidentiality of the Proprietary Information and in recognition of the highly competitive nature of the industries in which the Company and its affiliates conduct their businesses, and to protect Quintus Corporation's and the Company's business opportunities, the Stockholder further agrees as follows:

          (a) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly engage in any Business Activities whether such engagement is as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise on behalf of Kana Communications, Silknet Software Inc., eGain Communications Corp. or any other company or division of a company engaged in any Business Activities (other than the Company or its affiliates), or any affiliate or successor thereof.

          (b) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly engage in any Business Activities (other than on behalf of the Company or its affiliates) by providing services or supplying products to any customer with whom the Company or its subsidiaries have done any business, whether as an officer, director, proprietor, employee, partner, investor (other than as a holder of less than 2% of the outstanding capital stock of a publicly traded corporation), consultant, advisor, agent or otherwise.

          (c) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly assist others in engaging in any of the Business Activities that are prohibited to the Stockholder.

          (d) The Stockholder will not, during and for the period commencing with the date hereof and ending on the date that is [James Harrer - 2 years] [C. Scott Hunter - 1 year] after such date, directly or indirectly induce or attempt to induce employees of the Company, Quintus Corporation or any of their affiliates to engage in any activities hereby prohibited to the Stockholder or to terminate their employment.

It is expressly understood and agreed that although the Stockholder and Quintus Corporation consider the restrictions contained in each of subsections 2(a) through (d) above to be reasonable for the purpose of preserving the goodwill, proprietary rights and going concern value of the Company and its affiliates, and to protect Quintus Corporation's and the Company's business opportunities, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in Section 1 or this Section 2 is an unenforceable restriction on the activities of the Stockholder, the provisions of Section 1 or this Section 2 shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable. Alternatively, if the court referred to above finds that any restriction contained in Section 1 or this Section 2 or any remedy provided in Section 3 of this Agreement is unenforceable, and such restriction or remedy cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained therein or the availability of any other remedy. The provisions of Section 1 or this Section 2 shall in no respect limit or otherwise affect the obligations of the Stockholder under other agreements with Quintus Corporation or the Company.

     3. The Stockholder acknowledges and agrees that Quintus Corporation's remedy at law for a breach or threatened breach of any of the provisions of Sections 1 or 2 of this Agreement would be inadequate that in the event of such breach or threatened breach injunctive relief would be appropriate.

It is understood and agreed that the existence of such breach or threatened breach shall be determined by a court of competent jurisdiction and nothing contained herein shall be deemed an admission by the Stockholder that such breach or threatened breach has occurred. Nothing herein contained shall be construed as prohibiting Quintus Corporation from pursuing, in addition, any other remedies available to it for any such breach or threatened breach. The waiver by Quintus Corporation of a breach of any provision of this Agreement by the Stockholder shall not operate or be construed as a waiver of a breach of any other provision of this Agreement or of any subsequent breach by the Stockholder.

     4. This Agreement shall not be assignable by either party except by the Company to any subsidiary or affiliate of Quintus Corporation or the Company or to any successor in interest to the Company's or Quintus Corporation's business.

     5. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the principles of conflict of law.

     6. The provisions of this Agreement are for the benefit of Quintus Corporation and the Company, and may be enforced by either of such corporations or their assignees as permitted by Section 4.

     7. Any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and delivered by hand and receipt is acknowledged by the party to whom said notice shall be directed, or if mailed by certified or registered mail with postage prepaid with return receipt requested, or sent by express courier service, charges prepaid by shipper, addressed as follows (or to such other address as a party is directed pursuant to written notice from the other party):

               (a) If to Quintus Corporation to:
                                              47212 Mission Falls Court
                                              Fremont, CA 94539
                                              Attention:  Susan Salvesen
                                              Fax: (510) 770-1377

               (b) If to the Stockholder to:       o

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       QUINTUS CORPORATION


                                       By
                                         -----------------------------
                                         Name:
                                         Title:


                                       [STOCKHOLDER]


                                       By
                                         -----------------------------

                                   APPENDIX A


California Labor Code Section 2870. Application of provision providing that employee shall assign or offer to assign rights to invention to employer.

A. Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

1. Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

2.  Result form any work performed by the employee for his employer.

B. To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.

                                                                      EXHIBIT C

                           FORM OF AFFILIATES LETTER

MUSTANG.COM, INC.

QUINTUS CORPORATION

Ladies and Gentlemen:

     The undersigned has been advised that, as of the date of this letter, the undersigned may be deemed to be an "affiliate" of MUSTANG.COM, INC., a California corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), promulgated under the Securities Act of 1933, as amended (the "1933 Act"). Pursuant to the terms of the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") between the Company and QUINTUS CORPORATION, a Delaware corporation ("Parent"), a wholly- owned subsidiary of Parent will be merged with and into the Company, with the Company to be the surviving corporation in the merger (the "Merger").

     The undersigned represents, warrants and covenants to the Company and Parent that:

     A. The undersigned shall not make any sale, transfer or other disposition of Company Common Shares in violation of the 1933 Act or the Rules and Regulations.

     B. The undersigned has carefully read this letter and the Merger Agreement and discussed, to the extent the undersigned felt necessary with the undersigned's counsel or counsel for the Company, the requirements of such documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of Company Common Shares.

     C. The undersigned has been advised that, at the time the Merger is submitted for a vote of the stockholders of Company, the undersigned may be deemed an affiliate of the Company.

     D. The undersigned further understands and agrees that the representations, warranties, covenants and agreements of the undersigned set forth herein are for the benefit of the Company, Parent and the Surviving Corporation (as defined in the Merger Agreement) and will be relied upon by such firms and their respective counsel and accountants.

     E. The undersigned understands and agrees that this letter agreement shall apply to all shares of the capital stock of the Company and Parent that are deemed beneficially owned by the undersigned pursuant to applicable federal securities laws.

     Execution of this letter should not be considered an admission on the part of the undersigned that the undersigned is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights that the undersigned may have to object to any claim that the undersigned is such an affiliate on or after the date of this letter.

                                            Very truly yours,



                                            By:
                                               ---------------------------------
                                            Name:


Accepted this __ day of
________________ by


By:
   --------------------------------
Name:
Title:

                                                                      EXHIBIT D

                              FORM OF TAX OPINION

                                                     [Date]

Quintus Corporation
[ address ]

Ladies and Gentlemen:

     We have acted as counsel for Quintus Corporation ("Parent"), a Delaware corporation, in connection with the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") by and between Mustang.com, Inc. ("Company"), a California corporation, and Parent. You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 related to the Merger, which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on [ ], 2000, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement/Prospectus, and (iii) that the representations made by Parent (together with Merger Subsidiary) and Company pursuant to Sections 8.02(f) and 8.03(b), respectively, of the Merger Agreement are accurate and complete. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

     Based upon the foregoing, in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Parent, Company and Merger Subsidiary will each be a party to that reorganization within the meaning of Section 368(b) of the Code. Other than as expressly set forth above, we express no opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.

     We are qualified to practice law in the State of New York, and we do not purport to be experts on, or to express any opinion herein concerning, any laws other than the laws of the State of New York and the laws of the United States.

                                                     Very truly yours,

                                                     /s/ Davis Polk & Wardwell

                                                                      EXHIBIT E

                         [MUSTANG.COM, INC LETTERHEAD]


                                                                       [Date]


Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222-2312

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.02(f) and 8.03(b) of the Agreement and Plan of Merger (the "Merger Agreement")1, dated as of February 25, 2000, between Mustang.com, Inc., a California corporation ("Company") and Quintus Corporation, a Delaware corporation ("Parent"), the undersigned officer of Company hereby certifies and represents as to Company that the facts relating to the merger (the "Merger") of that certain California corporation and wholly-owned subsidiary of Parent formed pursuant to Section 1.01 of the Merger Agreement ("Merger Subsidiary"), with and into Company pursuant to the Merger Agreement, and as described in the Proxy Statement/Prospectus dated 25, 2000 (the "Proxy Statement/Prospectus") are true, correct and complete in all respects at the Effective Time and that:

     1. The consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash, except that holders of Company Stock timely exercising their dissenters' rights under applicable laws will receive cash for their Company Stock.

--------
     1 All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement.

     2. The fair market value of the Parent Stock and cash in lieu of a fractional share of Parent Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Stock surrendered in exchange therefor.

     3. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of Parent. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. Redemptions and any other dispositions of Company Stock in exchange for cash originating with Parent will be taken into account for purposes of this representation.

     4. Company has no plan or intention to issue additional shares of its stock that would result in Parent losing control (within the meaning of Section 368(c) of the Code) of Company.

     5. In the Merger, to the best knowledge of the management of Company, Merger Subsidiary will have no assets or liabilities at the Effective Time, and therefore will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

     6. Immediately after the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Company held immediately prior to the Merger include cash, if any, paid by Company to holders of Company Stock in lieu of fractional shares or to holders pursuant to the exercise of dissenters' rights under applicable laws, amounts paid or incurred by Company in connection with the Merger, including amounts used to pay Company's reorganization expenses and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation of or as part of the Merger. The Company has not disposed of any of its assets (other than distributions of cash either as regular, normal dividends or as a result of valid exercises of dissenters' rights under applicable laws by holders of Company Stock) in contemplation of or as part of the Merger.

     7. No assets of Company have been sold, transferred or otherwise disposed of which would prevent Parent from continuing the historic business of Company or from using a significant portion of Company's historic business assets in a business following the merger, and, to the best knowledge of Company, Company intends to continue its historic business or use a significant portion of its historic business assets in a business.

     8. To the best knowledge of the management of Company, as of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3): (i) will be under any obligation, or will have entered into any agreement, to redeem or repurchase any shares of Parent Stock issued in the Merger or to make any extraordinary distribution in respect of Parent Stock; or (ii) will have any plan or intention to reacquire any shares of Parent Stock issued in the Merger. To the best knowledge of the management of Company, after the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Stock.

     9. Company and the holders of Company Stock each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Company has not paid or will not pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Company has not agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

     10. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

     11. At the Effective Time, the only capital stock of Company issued and outstanding will be Company Stock.

     12. At the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in Section 368(c) of the Code.

     13. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, to the best knowledge of the management of Company, there is no plan or intention for Parent to assume any liabilities of Company, unless specifically provided in the Merger Agreement.

     14. At the Effective Time, the total fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     15. Company is not, nor at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A).

     16. Company is not an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

     17. None of the employee compensation received or to be received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. To the best knowledge of Company, any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

     18. Since the date of the Merger Agreement and prior to the Effective Time, except for the issuance of Company Stock pursuant to the rights described in paragraph 12 hereof, Company has not issued any additional shares of Company Stock.

     19. The holders of Company Stock will have dissenters' rights with respect to the Merger under applicable laws. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

     20. To the best knowledge and belief of the management of Company, neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) owns or within the past 5 years has owned, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

     21. Prior to and in connection with the Merger no stock of the Company has been or will be (i) redeemed or otherwise acquired by Company or by a person related to Company (within the meaning of Treasury Regulation Section 1.368-

1(e)(3) determined without regard to Treasury Regulation Section 1.368-1(e)(3)(i)(A)), or (ii) the subject of any distribution by Company other than regular, normal dividends and Company Stock acquired in the ordinary course of business in connection with employee incentive and benefit programs, or other programs or arrangements in existence on the date of the Merger Agreement.

     22. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement, and as described in the Proxy Statement/Prospectus, and none of the material terms and conditions therein has been or will be waived or modified.

     23. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     We understand that Davis Polk & Wardwell and Kirkpatrick & Lockhart LLP will rely on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement/Prospectus or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

                                            Very truly yours,

                                            Mustang.com, Inc.

                                            By:__________________

                                            Title:_________________

                                                                      EXHIBIT F

                        [QUINTUS CORPORATION LETTERHEAD]


                                            [Date]


Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017

Kirkpatrick & Lockhart LLP
Henry W. Oliver Building
535 Smithfield Street
Pittsburgh, Pennsylvania 15222-2312

Ladies and Gentlemen:

     In connection with the opinions to be delivered pursuant to Sections 8.02(f) and 8.03(b) of the Agreement and Plan of Merger (the "Merger Agreement")2, dated as of February 25, 2000, between Mustang.com, Inc., a California corporation ("Company") and Quintus Corporation, a Delaware corporation ("Parent"), the undersigned officer of Parent hereby certifies and represents as to Parent and that certain California corporation and wholly-owned subsidiary of Parent formed pursuant to Section 1.01 of the Merger Agreement ("Merger Subsidiary") that the facts relating to the merger (the "Merger") of Merger Subsidiary with and into Company pursuant to the Merger Agreement, and as described in the Proxy Statement/Prospectus dated [ ], 2000 (the "Proxy Statement/Prospectus") are true, correct and complete in all respects at the Effective Time and that:

     1. The consideration to be received in the Merger by holders of common stock of Company ("Company Stock") was determined by arm's length negotiations between the managements of Parent and Company. In connection with the Merger, no holder of Company Stock will receive in exchange for such stock, directly or indirectly, any consideration other than common stock of Parent ("Parent Stock") and, in lieu of fractional shares of Parent Stock, cash, except

--------
     2 All defined terms used herein and not otherwise defined have the meaning ascribed to them in the Merger Agreement.

that holders of Company Stock timely exercising their dissenters' rights under applicable laws will receive cash for their Company Stock.

     2. The fair market value of the Parent Stock and cash in lieu of a fractional share of Parent Stock received by each Company shareholder will be approximately equal to the fair market value of the Company Stock surrendered in exchange therefor.

     3. In the Merger, shares of Company Stock representing control of Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for voting stock of Parent. The payment of cash in lieu of fractional shares of Parent Stock to holders of Company Stock is solely for the purpose of avoiding the expense and inconvenience to Parent of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to the holders of Company Stock instead of issuing fractional shares of Parent Stock will not exceed one percent of the total consideration that will be issued in the Merger to the holders of Company Stock with respect to their shares of Company Stock. Redemptions and any other dispositions of Company Stock in exchange for cash originating with Parent will be taken into account for purposes of this representation.

     4. Following the Merger, Parent has no plan or intention to cause Company to issue additional shares of stock that would result in Parent losing control (within the meaning of Section 368(c) of the Code) of Company.

     5. Prior to the Merger, Parent will be in control of Merger Subsidiary within the meaning of Section 368(c) of the Code. Merger Subsidiary has been formed solely in order to consummate the Merger, and at no time has conducted or will conduct any business activities or other operations of any kind other than the issuance of its stock to Parent prior to the Effective Time.

     6. In the Merger, Merger Subsidiary will have no assets or liabilities at the Effective Time, and therefore will have no liabilities assumed by Company and will not transfer to Company any assets subject to liabilities.

     7. Parent has no plan or intention to liquidate Company, to merge Company with or into another corporation, to sell, exchange, transfer or otherwise dispose of any stock of Company or to cause Company to sell, exchange, transfer or otherwise dispose of any of its assets, except for (i) dispositions made in the ordinary course of business, (ii) transfers described in Treasury Regulation Section 1.368-2(k), (iii) asset dispositions to the extent that all such dispositions, sale, transfer or exchange of assets will not, in the aggregate, violate paragraph 8 of this letter.

     8. After the Merger, Company will hold at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by Company immediately prior to the Merger. For purposes of this representation, assets of Company held immediately prior to the Merger include cash, if any, paid by Company to holders of Company Stock in lieu of fractional shares or to holders pursuant to the exercise of dissenters' rights under applicable laws, amounts paid or incurred by Company in connection with the Merger, including amounts used to pay reorganization expenses and all payments, redemptions and distributions (except for regular, normal dividends, if any) made in contemplation of or as part of the Merger.

     9. Following the Merger, Parent will cause Company to continue its historic business or use a significant portion of its historic business assets in a business.

     10. As of the Effective Time, neither Parent nor any person related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3): (i) will be under any obligation, or will have entered into any agreement, to redeem or repurchase any shares of Parent Stock issued in the Merger or to make any extraordinary distribution in respect of Parent Stock; or (ii) will have any plan or intention to reacquire any shares of Parent Stock issued in the Merger. After the Merger, no dividends or distributions will be made to the former Company stockholders by Parent other than dividends or distributions made to all holders of Parent Stock.

     11. Parent and Merger Subsidiary each will pay its or their own expenses, if any, incurred in connection with or as part of the Merger or related transactions. Neither Parent nor Merger Subsidiary has paid or will pay, directly or indirectly, any expenses (including transfer taxes) incurred by any holder of Company Stock in connection with or as part of the Merger or any related transactions. Neither Parent nor Merger Subsidiary has agreed to assume, nor will it directly or indirectly assume, any other expense or other liability, whether fixed or contingent, of any holder of Company Stock.

     12. There is no intercorporate indebtedness existing between Parent and Company or between Merger Subsidiary and Company that was issued, acquired or will be settled at a discount.

     13. All shares of Parent Stock into which shares of Company Stock will be converted pursuant to the Merger will be newly issued or treasury shares, and will be issued by Parent directly to holders of Company Stock pursuant to the Merger.

     14. To the best knowledge of the management of Parent, at the Effective Time, Company will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in Company that, if exercised or converted, would affect Parent's acquisition or retention of control of Company, as defined in Section 368(c) of the Code.

     15. In the Merger, no liabilities of shareholders of Company will be assumed by Parent, and Parent will not assume any liabilities relating to any Company Stock acquired by Parent in the Merger. Furthermore, there is no plan or intention for Parent to assume any liabilities of Company, unless specifically provided in the Merger Agreement.

     16. To the best knowledge of the management of Parent, at the Effective Time, the total fair market value of the assets of Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

     17. None of Parent or Merger Subsidiary is, nor at the Effective Time will be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A).

     18. Neither Parent nor Merger Subsidiary is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code.

     19. None of the employee compensation received or to be received by any shareholder-employees of Company is or will be separate consideration for, or allocable to, any of their shares of Company Stock to be surrendered in the Merger. None of the shares of Parent Stock to be received by any shareholder-employee of Company in the Merger is or will be separate consideration for, or allocable to, any employment, consulting or similar arrangement. Any compensation paid or to be paid to any shareholder of Company who will be an employee of or perform advisory services for Parent, Company, or any affiliate thereof after the Merger, will be determined by bargaining at arm's length.

     20. The holders of Company Stock will have dissenters' rights with respect to the Merger under applicable laws. In the event that any holders of Company Stock do not vote in favor of the Merger and perfect their right to appraisal and payment, any amounts paid to such holders in an appraisal proceeding will be paid by Company out of its own funds. No funds will be supplied for such payments, directly or indirectly, by Parent, nor will Parent directly or indirectly reimburse Company for any such payments.

     21. Neither Parent nor any person related to Parent (within the meaning of Treasury Regulation Section 1.368-1(e)(3)) owns or within the past 5 years has owned, beneficially or of record, any class of stock of Company or any securities of Company or any instrument giving the holder the right to acquire any such stock or securities.

     22. The Merger is being effected for bona fide business reasons and will be carried out strictly in accordance with the Merger Agreement, and as described in the Proxy Statement/Prospectus, and none of the material terms and conditions therein has been or will be waived or modified.

     23. The Merger Agreement and the documents described in the Merger Agreement represent the entire understanding of Parent, Merger Subsidiary and Company with respect to the Merger and there are no written or oral agreements regarding the Merger other than those expressly referred to in the Merger Agreement.

     We understand that Davis Polk & Wardwell and Kirkpatrick & Lockhart LLP will rely on this Certificate in rendering their opinions as to certain United States federal income tax consequences of the Merger, and we will promptly and timely inform them if, after signing this Certificate, we have reason to believe that any of the facts described herein or in the Proxy Statement/Prospectus or any of the representations made in this Certificate are or have become untrue, incorrect or incomplete in any respect.

                                            Very truly yours,

                                            Quintus Corporation

                                            By:__________________

                                            Title:_________________

                                                                      EXHIBIT G

                              FORM OF TAX OPINION

                                             [Date]



Mustang.com, Inc.
[address]

Ladies and Gentlemen:

     We have acted as counsel for Mustang.com, Inc. ("Company"), a California corporation, in connection with the Merger (the "Merger"), as defined and described in the Agreement and Plan of Merger dated as of February 25, 2000 (the "Merger Agreement") by and between Quintus Corporation ("Parent"), a Delaware corporation, and Company. You have requested our opinion regarding the United States federal income tax consequences of the Merger. Unless otherwise indicated, each capitalized term used herein has the meaning ascribed to it in the Merger Agreement.

     In connection with this opinion, we have examined the Merger Agreement, the Registration Statement on Form S-4 related to the Merger, which includes the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus"), filed with the Securities and Exchange Commission (the "Commission") on [ ], 2000, and such other documents as we have deemed necessary or appropriate in order to enable us to render our opinion. For purposes of this opinion, we have assumed
(i) the validity and accuracy of the documents that we have examined, (ii) that the Merger will be consummated in the manner described in Merger Agreement and the Proxy Statement/Prospectus, and (iii) that the representations made by Parent (together with Merger Subsidiary) and Company pursuant to Sections 8.02(f) and 8.03(b), respectively, of the Merger Agreement are accurate and complete. In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the IRS and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the inaccuracy of any of the documents or assumptions on which our opinion is based could affect our conclusions.

     Based upon the foregoing, in our opinion, the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and Parent, Company and Merger Subsidiary will each be a party to that reorganization within the meaning of
Section 368(b) of the Code. Other than as expressly set forth above, we express no opinion as to the United States federal, state, local, foreign or other tax consequences of the Merger.

     The opinion is being furnished pursuant to Section 8.03(b) of the Merger Agreement. Any material changes in the facts from those set forth or assumed herein or in the Proxy Statement/Prospectus may affect the conclusions stated herein.

                                            Yours truly,



                                            /s/ Kirkpatrick & Lockhart LLP

                                      G-2